Exhibit 99.1

QHSLab (OTCQB:USAQ) Initiates Board Expansion Process to Strengthen Governance and Support Next Phase of Growth

Governance evolution follows elimination of major convertible debt, recent funding, and improved capital structure

Company advances governance framework aligned with shareholder interests and future listing requirements

West Palm Beach, FL, January 16, 2026 (GLOBE NEWSWIRE) — QHSLab Inc. (the “Company”) (OTCQB: USAQ), a digital health infrastructure company supporting primary care practices, today announced that it has initiated a formal process to expand its board of directors by adding independent members.

The Company has commenced meetings and interviews with prospective candidates as part of a structured and deliberate selection process. This initiative reflects QHSLab’s continued evolution as a public company and its commitment to strengthening governance practices in alignment with shareholder interests and long-term growth objectives.

The addition of independent directors is expected to further enhance oversight, broaden strategic perspective, and support customary corporate approvals as the Company prepares for future milestones, including potential uplisting considerations. Management believes this step positions QHSLab to operate with governance standards consistent with larger public companies while maintaining the agility required to execute its strategy underway.

This governance initiative follows a series of actions taken by the Company over the past several months to simplify its capital structure and reduce potential shareholder overhang. QHSLab has substantially eliminated legacy convertible debt, reduced interest expense, and recently completed a funding transaction designed to support growth while limiting dilution. Collectively, these actions are intended to improve transparency, strengthen the balance sheet, and align management and shareholder interests.

Troy Grogan, President, CEO, and Sole Director of QHSLab, commented:

“For many years, I served as the Company’s sole director during periods that required resilience, discipline, and long-term thinking. Throughout that time, my focus was always on acting in the best interests of shareholders and building a durable foundation for growth. I chose not to take compensation so that shareholders could see clearly that I was sitting in their shoes, working through the same risks and trade-offs.”

“As QHSLab enters its next phase, I believe the time is right to evolve our governance structure. Bringing independent directors onto the board strengthens oversight, supports future capital markets objectives, and reflects the progress we have made as a company. This is a positive and necessary step as we continue building long-term value.”

The Company expects to provide updates as the board selection process progresses.

About QHSLab

QHSLab, Inc. (OTCQB: USAQ) is a digital health infrastructure company providing preventive screening, assessment, and workflow solutions for primary care practices. Its platform enables care that occurs outside the exam room, including screening, monitoring, education, and follow-up, to be delivered in a scalable, documented, and reimbursable manner across multiple underdiagnosed conditions.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

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